UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 23, 2014

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

301 Binney Street		02142
Cambridge, Massachusetts		(Zip code)
(Address of principal executive offices)

(617) 621-7722

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)        Effective June 23, 2014, Ironwood Pharmaceuticals, Inc. (the “Company”) appointed Gina Consylman, 42, as its Vice President, Corporate Controller and Chief Accounting Officer.  Prior to joining the Company, Ms. Consylman served as Vice President, Corporate Controller and Principal Accounting Officer of Analogic Corporation, a publicly held healthcare and security technology solutions company, from February 2012 to June 2014, where she oversaw Analogic’s global accounting team.  Prior to joining Analogic, Ms. Consylman served in various corporate accounting roles at Biogen Idec Inc., a publicly held global biotechnology company, from November 2009 to February 2012, culminating in her service as Senior Director, Corporate Accounting where she was responsible for the accounting teams for the corporate and U.S. commercial business units.  Ms. Consylman has also served in various other finance and accounting roles, including Corporate Controller at Varian Semiconductor Equipment Associates, Inc. (subsequently acquired by Applied Materials, Inc.).  She also previously held audit positions with PricewaterhouseCoopers LLP and Ernst & Young LLP. Ms. Consylman, a Certified Public Accountant, holds a Bachelor of Science degree in accounting from Johnson & Wales University and a Masters of Science degree in taxation from Bentley College.

Under the terms of Ms. Consylman’s offer letter with the Company, she will receive an initial base salary of $265,000 per year, and will have an individual bonus target of 30% of her base salary, subject to achievement of individual and corporate goals and prorated for her first year of employment based on her start date with the Company.  Ms. Consylman also received a one-time bonus in connection with her joining the Company, which is subject to recoupment by the Company should Ms. Consylman voluntarily terminate her employment with the Company or if she is terminated by the Company for cause, in each case, within 12 months of her start date.  Consistent with the Company’s practice for all new employees, Ms. Consylman also will receive an initial grant of stock options to purchase 40,000 shares of the Company’s Class A common stock that will be granted under the Company’s Amended and Restated 2010 Employee, Director and Consultant Equity Incentive Plan.  Such stock options will vest over four years as to 25% of the shares on the first anniversary of Ms. Consylman’s date of hire and as to 1/48th of the total shares each month thereafter for the next 36 months.

In addition, the Company has entered into an indemnification agreement with Ms. Consylman, the terms of which are consistent with the form of indemnification agreement described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 18, 2014 in connection with the Company’s 2014 annual meeting of stockholders, such description being incorporated herein by reference.

There is no arrangement or understanding between Ms. Consylman and any other person pursuant to which Ms. Consylman was selected the Company’s Vice President, Corporate Controller and Chief Accounting Officer. Ms. Consylman is not, and has not been since January 1, 2013, a participant in any transaction involving the Company, and is not a participant in any proposed transaction with the Company, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: June 26, 2014	By:	/s/ Michael J. Higgins
		Name:	Michael J. Higgins
		Title:	Chief Operating Officer and Chief Financial Officer